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                                                                    EXHIBIT 23.2





                        CONSENT OF INDPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Net4Music, Inc. of our report, dated February 11, 2000 relating to the financial statements of Net4Music, Inc. (formerly Coda Music Technology, Inc.) as of and for the years ended December 31, 1999 and 1998 which reports appears in the Annual Report on Form 10-KSB of Net4Music, Inc. (now known as Net4Music, Inc.) for the fiscal year ended December 31, 1999.


                                                     McGladrey & Pullen, LLP

Minneapolis, Minnesota
April 25, 2001